Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of MidWestOne Financial Group, Inc., of our report dated March 6, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MidWestOne Financial Group, Inc. appearing in the 2019 Annual Report on Form 10-K of MidWestOne Financial Group, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

Davenport, Iowa
September 3, 2020

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